Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2011 relating to the consolidated financial statements of MoneyGram International Inc. and the effectiveness of MoneyGram International’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MoneyGram International Inc. for the year ended December 31, 2010.
/s/ Deloitte and Touche LLP
Minneapolis, Minnesota
August 30, 2011